Exhibit 99.1

Sera Prognostics Announces Commercial Changes and Actions to Optimize Business for Market Success Toward Accelerating Test Adoption and Revenue
Aligning Management Team given New Refined Commercial Focus on Institutions Starting with Recent Appointment of Board Member Zhenya Lindgardt as Interim President and CEO
Engages Leading Strategy House to Evaluate Best Pathways Toward Targeting Enhanced Revenue Generation at Significantly Reduced Operating Costs
Nadia Altomare Expected to Move from Chief Commercial Officer to Consulting Role to Support Driving Efficiency and Effectiveness in Our Commercial Spend in Partnership with Our External and Internal Team
SALT LAKE CITY, UT – May 25, 2023 – Sera Prognostics Inc., The Pregnancy Company® (NASDAQ: SERA), focused on improving maternal and neonatal health by providing innovative pregnancy biomarker information to doctors and patients, today announced certain commercial changes and plans to optimize its strategy and commercial structure to highly focus business activities on accelerating test adoption and revenue at significantly reduced operating costs.
These plans include changes to better align leadership with a new refined commercial focus on institutions and cost-effectively accelerating test adoption and revenue in advance of upcoming data readouts. This process started with the recent appointment of Board Member Zhenya Lindgardt, a seasoned business operator for high-growth organizations, as interim President and CEO, announced on May 15, 2023.
Sera Prognostics has also engaged a leading strategy house to rigorously evaluate the best pathways toward enhanced revenue at significantly reduced cost to more broadly commercialize the company’s PreTRM® Test and pipeline of technology. This evaluation is expected to be inclusive of efficient market focus and potential strategic partnerships. As part of this process, Nadia Altomare is expected to move from Chief Commercial Officer to a consulting role to support driving efficiency and effectiveness in our commercial spend in partnership with our external and internal team.
The Company has also made select headcount reductions at month end in its commercial organization to better map current commercial and marketing costs toward refined focus on those opportunities being deemed as the most lucrative in the near-term from a test adoption and revenue generation perspective. Sera Prognostics is evaluating other ways to further optimize its business while reducing operating costs and protecting its strong balance sheet, which currently affords a strong foundation toward realization of the Company’s goals outlined today coupled with targeting improved shareholder valuation.

“We are taking decisive and well-defined steps to optimize for market success given the macro environment, while also taking into consideration the emerging role we seek to play in establishing our first-of-its-kind PreTRM test as a standard of care in protecting mothers and babies,” said Sera Prognostics interim CEO, Zhenya Lindgardt. “While change is at times challenging, we anticipate our actions will prove successful in supporting our goal to be The Pregnancy Company while fostering significant growth, and we are thankful for our team’s role in creating a paradigm shift in pregnancy care to create better healthcare outcomes for expectant mothers and their children.”
About Sera Prognostics, Inc.
Sera Prognostics is a leading health diagnostics company dedicated to improving the lives of women and babies through precision pregnancy care. Sera’s mission is to provide early, pivotal pregnancy information to improve the health of mothers and newborns, resulting in reductions in the costs of healthcare delivery. Sera has a robust pipeline of innovative diagnostic tests focused on the early prediction of preterm birth risk and other complications of pregnancy. Sera’s precision medicine PreTRM® Test reports to a physician the individualized risk of spontaneous premature delivery in a pregnancy, enabling earlier proactive interventions in women with higher risk. Sera Prognostics is located in Salt Lake City, Utah.
About Preterm Birth
Preterm birth is defined as any birth before 37 weeks’ gestation and is the leading cause of illness and death in newborns. The 2022 March of Dimes Report Card shows that, for the last four consecutive years, more than one in ten infants is born prematurely. Prematurity is associated with a significantly increased risk of major long-term medical complications, including learning disabilities, cerebral palsy, chronic respiratory illness, intellectual disability, seizures, and vision and hearing loss, and can generate significant costs throughout the lives of affected children. The annual health care costs to manage short- and long-term complications of prematurity in the United States were estimated to be approximately $25 billion for 2016.
About the PreTRM® Test
The PreTRM® Test is the only broadly validated, commercially available blood-based biomarker test that provides an early, accurate and individualized risk prediction for spontaneous preterm birth in asymptomatic singleton pregnancies. The PreTRM® Test measures and analyzes proteins in the blood that are highly predictive of preterm birth. The PreTRM® Test permits physicians to identify, during the weeks 18 through 20 of pregnancy, which women are at increased risk for preterm birth and its complications, enabling more informed, personalized clinical decisions based on each woman’s individual risk. The PreTRM® Test is ordered by a medical professional.
Sera Prognostics, the Sera Prognostics logo, The Pregnancy Company, and PreTRM are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States and/or other countries.

Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to accelerating test adoption and revenue; targeting enhanced revenue generation at significantly reduced operating costs; driving efficiency and effectiveness in our commercial spend; upcoming data readouts; potential strategic partnerships; further optimizing the Company’s business; improved shareholder valuation; establishing the Company’s first-of-its-kind PreTRM test as a standard of care; fostering significant growth; and the company’s strategic directives under the caption “About Sera Prognostics, Inc.” These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to: net losses, cash generation, and the potential need to raise more capital; revenues from the PreTRM Test representing substantially all Company revenues to date; the need for broad scientific and market acceptance of the PreTRM Test; a concentrated number of material customers; our ability to introduce new products; potential competition; our proprietary biobank; critical suppliers; the COVID-19 pandemic and its potential lingering impact on our operations, as well as the business or operations of third parties with whom we conduct business; estimates of total addressable market opportunity and forecasts of market growth; potential third-party payer coverage and reimbursement; new reimbursement methodologies applicable to the PreTRM Test, including new CPT codes and payment rates for those codes; changes in FDA regulation of laboratory-developed tests; the intellectual property rights protecting our tests and market position; and other factors discussed under the heading “Risk Factors” contained in our Final Prospectus on Form S-1, which was filed with the Securities and Exchange Commission on July 14, 2021, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.
Contact
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